                                                                    EXHIBIT 10.6

                                   AGREEMENT
                                    BETWEEN
                             OMNIGLOW CORPORATION,
                             THE TRYLON CORPORATION
                                      AND
                          ASIAN SOURCING CORPORATION


     THIS AGREEMENT ("Agreement") is dated as of the 16th day of March 1994, by and between OMNIGLOW CORPORATION, a corporation organized under the laws of the State of California, United States of America ("Omniglow"), THE TRYLON CORPORATION, a corporation organized under the laws of the State of Delaware, United States of America ("Trylon") and Asian Sourcing Corporation, a corporation organized under the laws of the State of California, United States of America ("ASC"), and sets forth the material agreements of the parties with respect to the matters set forth below.

     WHEREAS, Omniglow is the owner of one or more patents relating to, has proprietary know how with respect to, and manufactures Blue-White Speculite(R), a chemiluminescent lightstick which is utilized, through certain proprietary knowledge owned by Trylon, for the endoscopic gynecological examination, testing, diagnosis and treatment of women through chemiluminescent illumination, which examination is known as Speculoscopy; and

     WHEREAS, ASC has indicated its desire to form a joint venture under the laws of the People's Republic of China with a company organized under the laws of People's Republic of China ("Joint Venture Partner") for the purpose of distributing Speculite(R) within and, as permitted by Omniglow and Trylon, outside the People's Republic of China and, for the purpose of supplying such requirements, manufacturing Speculite(R) at a mutually approved location in the People's Republic of China (the "Joint Venture"); and

     WHEREAS, in order to carry out such endeavors, ASC desires to obtain from Omniglow and Trylon certain licenses, training and products that will be sublicensed, provided and/or sold, as applicable to the Joint Venture and/or utilized by the Joint Venture, and ASC will pay to Omniglow and Trylon for such items the amounts listed herein; and

     WHEREAS, Omniglow and Trylon desire to proceed on the terms and conditions set forth herein; and, in consideration of the foregoing Omniglow is intending to enter into a joint venture with Trylon for the purpose of carrying out the intent of this Agreement, subject to conditions precedent enumerated herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, premises and covenants contained herein, the parties agree as follows:

1.      Definitions and Interpretation
        ------------------------------

            A. Wherever used in this Agreement the word "manufacture" shall mean the manufacture of Speculite(R) chemiluminescent lightsticks from chemiluminescent chemicals and ampules containing other chemiluminescent chemicals supplied by Omniglow, Trylon or any affiliate of either, but shall not include manufacture of such chemicals, ampules or other components of the lightsticks.

          B. Wherever used in this Agreement the words "distribution," "sell," "market," "license" or "transfer" shall mean the distribution, sale, marketing, license or other transfer of Speculite(R) chemiluminescent lightsticks, but shall not include the distribution, sale, marketing, license or other transfer of chemicals, goods, products or other materials manufactured, distributed, sold or supplied by Omniglow or Trylon or any affiliate of either other than as expressly permitted by this Agreement.

          C. Wherever a party is named or referred to in this Agreement, or is referenced by a type of proposed party, such as joint venturer, distributor, subdistributor, representative, agent, entity or otherwise, the party shall be deemed to include the party and each and everyone of its shareholders, partners, limited partners, owners of all types, subsidiaries, affiliates, officers, directors, agents, servants, employees and representatives of all types.

          D. The term "Blue-White Speculite(R) Lightstick" or "Lightstick" or Speculite(R) shall mean a Blue-White Speculite(R) chemiluminescent light stick, with fracturable glass ampules imbedded in polypropylene containers, approximately 52mm in length (samples of which have been provided to ASC prior to the date hereof), to be used solely as an illumination source in the visual examination by physicians and health care providers of pathological demarcations during gynecological endoscopic visual examination procedures.

   2.     Joint Venture and Cooperation.
          -----------------------------

          A.     [Omitted]

          B.     [Omitted]

          C.     [Omitted]

   3.     Conditions to Performance of ASC.  Each and all of the following
          --------------------------------
shall be conditions for the benefit of Omniglow and Trylon, jointly and severally, to the obligations of Omniglow and Trylon each to perform hereunder and to continue the appointment of ASC as a distributor hereunder and the Term of the Agreement. Should any of such conditions not be satisfied within one (1) year of the date of this Agreement, Trylon and/or Omniglow, at their election, may terminate this Agreement (and thereby terminate the appointment and rights of ASC hereunder) upon thirty (30) days prior written notice to ASC or may convert ASC's distributorship to a nonexclusive distributorship.

          A. ASC, directly or through an entity in which it holds a controlling interest, and the Joint Venture Partner shall have entered into a joint venture agreement that includes confidentiality clauses, non-competition clauses, exclusivity clauses and protections for patents, trademarks, trade secrets, know how, confidential information and proprietary property and information of Omniglow and of Trylon reasonably satisfactory to Omniglow and to Trylon, as applicable;

          B. ASC and the Joint Venture shall have used its and their best efforts to obtain patent protection (or other reasonably equivalent protection, in Omniglow and Trylon's sole determination) in the People's Republic of China satisfactory to Omniglow with regard to Omniglow patents relating to chemiluminescent light technology and Speculite(R) and satisfactory to Trylon with regard to Trylon patents relating to Speculoscopy. Should Omniglow's patents be determined, or be likely to be determined, by Chinese authorities not to qualify for patent protection by reason of lack of novelty, or otherwise, ASC and the Joint Venture again will use its and their best efforts to obtain patent protection for Omniglow's chemiluminescent light products and Speculite(R) if such are modified by Omniglow to add novel or other elements to the products or processes and for Trylon's proprietary procedures and processes if such are modified by Trylon to add novel or other elements to the existing procedures and processes. In all such instances, Trylon and Omniglow shall provide to ASC all appropriate information to effect and obtain such patent protection and shall execute documents and take such other actions as are reasonably necessary for such purpose.

          C. ASC or the Joint Venture shall have obtained all necessary government approvals for the Joint Venture and the conduct of its operations, and the Joint Venture Partner shall have been approved by Trylon and Omniglow (which consent will not be unreasonably withheld if the proposed Joint Venture Partner has sufficient financial and personnel resources and legal authority for fulfillment of the Joint Venture's duties and obligations and the Joint Venture Partner and its officers, directors, shareholders, affiliates and controlling persons are generally recognized as having a business, legal and ethical reputation of high quality).

     4.   ASC Responsibilities.  It shall be the sole responsibility of ASC
          --------------------
to establish, operate and supervise the Joint Venture and all contracts between ASC and other approved parties in accordance with the terms of this Agreement. ASC shall use its good faith, best efforts to establish the Joint Venture on commercially reasonable terms, and shall be solely responsible for any and all costs, expenses and obligations of any nature arising from or incurred in connection with the Joint Venture. ASC shall present any proposed Joint Venture or other agreement to Omniglow and to Trylon at such times as shall be appropriate to enable Omniglow and Trylon to provide advice to ASC with regard to contractual protections which must exist for the benefit of ASC, Trylon and Omniglow before Omniglow and Trylon will approve the Joint Venture or any other agreement. ASC shall have responsibility for obtaining, or causing the Joint Venture to obtain, all governmental approvals within the People's Republic of China, and all of the countries within which ASC desires to sell Speculite(R) for use in Speculoscopy, to enable ASC and the Joint Venture to conduct business within the People's Republic of China, and any other such countries. ASC, at its sole cost, shall at all times have responsibility for enforcing all provisions of all agreements between ASC and any party which protect Omniglow and/or Trylon. Should ASC fail to take reasonable action for such protection of Omniglow and/or Trylon, Omniglow or Trylon, as the case may be, shall have the right to take such action, legal or otherwise, at ASC's cost and expense to protect its rights or interests.

     5.   Joint Venture Responsibilities.  Unless ASC and/or the Joint Venture
          ------------------------------
shall have demonstrated to the reasonable satisfaction of Omniglow and Trylon the market feasibility for distribution and sale of the Blue-White Speculite(R) Lightsticks in the People's Republic of China, the Joint Venture and/or ASC (or its agent or subdistributor) shall initiate and conduct a "pilot" testing program (the "Program") in major metropolitan areas within the People's Republic of China to introduce Speculoscopy and to determine whether Speculoscopy may be adopted by the Chinese governmental health care authorities for use in connection with its general population. The

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

Program shall commence within six (6) months after the date of this Agreement and shall conclude not later than one (1) year after commencement of the Program. During and following the completion of the Program the Joint Venture shall have responsibility for reporting to Omniglow and Trylon interim and final results of the Program, and for obtaining from the appropriate Chinese governmental healthcare authorities a determination as to whether those healthcare authorities will authorize or direct appropriate agencies to purchase Blue-White Speculite(R) Lightsticks from ASC (or an agent or subdistributor of Ho) or the Joint Venture for utilization in gynecological Speculoscopy examination procedures within the People's Republic of China. The Joint Venture and ASC shall be responsible for negotiating and obtaining all final contracts with all parties participating in the manufacture and sale of Blue-White Speculite(R) Lightsticks in the People's Republic of China, all of which agreements shall be made available to Omniglow and Trylon prior to their execution to enable Omniglow and Trylon to determine whether such agreements contain all protections required by Omniglow and Trylon as a condition of selling products or services relating to Blue-White Speculite(R) Lightsticks to ASC, the Joint Venture, or any other parties in the People's Republic of China. If the Joint Venture determines to export and/or sell any amount of the Blue-White Speculite(R) Lightsticks manufactured within the People's Republic of China to countries within the Territory other than the People's Republic of China, ASC shall bear the sole responsibility and cost for such export or sale, and the grant to ASC and/or the Joint Venture to sell Blue-White Speculite(R) Lightsticks within the Territory shall be made in consideration of ASC expressly assuming such entire obligation. If ASC and/or the Joint Venture (or any foreign entity) is required to purchase any portion of Blue-White Speculite(R) Lightsticks manufactured within the People's Republic of China as a condition of the Joint Venture or contracts with parties, agencies, or entities within the People's Republic of China, ASC and the Joint Venture shall bear the sole responsibility for such purchase requirements, and shall indemnify, hold harmless, and defend Omniglow and Trylon with respect to any such purchase requirement. Neither Omniglow, Trylon, nor any Joint Venture established by Trylon or Omniglow shall be responsible or be required to make any purchase of Blue-White Speculite(R) Lightsticks manufactured within the People's Republic of China.

     6.   Omniglow and Trylon Information, Equipment Purchase, Turn-Key
          -------------------------------------------------------------
Installation and Training and Support Services.
----------------------------------------------

     A.  Omniglow and Trylon Information.  Omniglow and Trylon have provided
         -------------------------------
or will be providing to ASC a copy of all United States patents they hold relating to Blue-White Speculite(R) Lightsticks and Speculoscopy. Trylon also will provide to ASC immediately after execution of a copy of the Form 510(k) filed with the United States Food and Drug Administration pertaining to Speculoscopy.

     B.  Purchase of Equipment.  Omniglow has provided to ASC prior to the
         ---------------------
execution and delivery of this Agreement information concerning the equipment and equipment prices necessary or appropriate for the automated manufacture of a large volume of Blue-White Speculite(R) Lightsticks at the manufacturing facility selected by the Joint Venture. Should the Joint Venture determine to manufacture Blue-White Speculite(R) Lightsticks, the Joint Venture shall place an order for the selected equipment through Omniglow and shall forward to Omniglow $250,000 (or, if the cost of the selected equipment is greater than $250,000, the amount that is the full invoiced cost of the selected equipment) in United States currency (or place a satisfactory letter of credit payable to Omniglow) at the time an order for manufacturing equipment is placed, which funds will be applied in part or in whole by Omniglow toward the purchase of the equipment and the preparation of a manufacturing plan and project schedule for the Joint Venture. ASC acknowledges and understands that a lead time of at least one hundred twenty (120) days' is required for Omniglow to obtain machinery or equipment to be provided under this Section. Therefore, ASC shall give Omniglow at least one hundred twenty (120) days' prior written notice of the intended time and place for delivery and installation of such machinery and equipment.

       C.  Trylon and Omniglow Turn-Key, Training and Support Services.  Once
           -----------------------------------------------------------
the equipment purchase has occurred, Omniglow and Trylon will provide certain training, turn-key and support services to ASC and the Joint Venture, as set forth below in clauses (i) and (ii), for the compensation set forth below in clause (iii):

          (i)   [Omitted]

          (ii) Trylon will provide certain training and training information to ASC and/or the Joint Venture upon request for use in connection with the Joint Venture in the People's Republic of China. The training will be for the purpose of enabling Chinese health care practitioners supplied with Blue-White Speculite(R) Lightsticks by the Joint Venture or ASC to understand and administer the Speculoscopy examination and, as appropriate, to train other Chinese health care practitioners in the Speculoscopy examination. Trylon and ASC shall agree on a training program (including Speculoscopy educational, marketing and training seminars) to be undertaken by Trylon personnel in the People's Republic of China (with twelve (12) trips of not more than five (5) days each by a Trylon employee available at no additional charge to ASC or the Joint Venture, and additional support in China available from Trylon personnel on a time and materials basis to be negotiated by the parties) and in the United States (at ASC's cost with respect to out-of-pocket expenses, but with no additional fees charged by Trylon to ASC or the Joint Venture for the first five
(5) business days of training, with any additional training to be charged on a time and materials basis to be negotiated by the parties)(the "Trylon Training and Support Services").

          (iii)  [Omitted]

       7. Provision of Blue-White Speculite(R) Lightsticks.
          ------------------------------------------------

          [Omitted]

       8. Manufacture of Blue-White Speculite(R) Lightsticks.  Should the
          --------------------------------------------------
Joint Venture commence manufacturing Blue-White Speculite(R) Lightsticks:

          A.   [Omitted]

          B. ASC shall have the right to request lower chemical and materials prices if necessary and appropriate for maximum market penetration or market retention, or to reflect possible economies of scale resulting from large volume orders, which request will be considered by Omniglow and responded to by Omniglow to ASC within thirty (30) days after the receipt of such request from ASC. Omniglow shall consider such requests in good faith, but shall have full discretion to reject or modify such requests.

          C. Neither the Joint Venture, ASC nor any other party who is granted rights pursuant to this Agreement shall manufacture, distribute, sell or transfer any similar or competing products or any other chemiluminescent light products or chemicals therefor (whether for Speculoscopy or otherwise) without the prior written permission of Omniglow and Trylon (which provision shall survive any termination or expiration of this Agreement).

          D. Upon request by Omniglow, Trylon or the joint venture between Omniglow and Trylon, ASC shall sell to such requesting party at a cost of the materials to the Joint Venture (i.e., chemicals sold to ASC by Omniglow, Trylon and/or the joint venture between Omniglow and Trylon, printed aluminum wrap and plastic covering and reasonable labor charges (based on comparable labor charges in the local region of the province for manufacturing domestic general products), which cost shall be reasonably determined by the parties by reference to the Joint Venture's actual invoiced and incurred costs for the foregoing items) plus a twenty-five percent (25%) aggregate margin for ASC (and the Joint Venture, if applicable) the number of Blue-White Speculite(R) Lightsticks reasonably requested by Omniglow, Trylon or the joint venture between Omniglow and Trylon from time to time

          E.  [Omitted]

          F. In the event that manufacturing of the Lightsticks commences in the People's Republic of China and ASC commences distribution in Taiwan, Trylon and Omniglow will agree to supply such Taiwanese distribution requirements of ASC as are reasonably requested from United States or other manufacturing sources that comply with Taiwanese legal requirements (with price, delivery and other terms as the parties shall agree).

    9.    Termination of Rights under this Agreement.  All rights of ASC,
          ------------------------------------------
the Joint Venture or other parties obtaining rights pursuant to this Agreement shall terminate upon the earlier of: (i) the breach by ASC or the Joint Venture of any of the terms or conditions of this Agreement; (ii) a determination by the parties or any governmental authority of the illegality of this Agreement; (iii) the agreement of the parties; or (iv) the expiration of this Agreement. In the event of such termination, all obligations of the parties under Sections 10, 11 and 12 of this Agreement, and all other obligations which have not been fully performed as of the effective date of termination, shall be and remain binding upon and enforceable against the parties having such continuing obligations. Further, any provisions which by their terms explicitly survive termination of this Agreement shall survive the termination of this Agreement.

    10.   Further Agreements of ASC.   In addition to the foregoing, ASC
          -------------------------
(and each of its subdistributors, affiliates, agents, partners and licensees) hereby agree as follows (which agreements shall survive the termination or expiration of this Agreement):

          A. ASC, the Joint Venture and all parties with whom either ASC or the Joint Venture contract or agree shall respect, shall not infringe, and shall not challenge any patents owned by Omniglow with respect to chemiluminescent light products and Speculite(R) and by Trylon with respect to Speculoscopy or any trademarks of either Omniglow or Trylon. Furthermore, ASC and all such parties shall not reverse engineer or otherwise in any manner, directly or indirectly, create chemicals or other products which are in any manner based on or in technology described in patents, know how or confidential or proprietary information of Omniglow, Trylon or any joint venture between Omniglow and Trylon.

          B. ASC, the Joint Venture and all parties with whom either ASC or the Joint Venture contract or agree shall not directly or indirectly manufacture, sell, distribute or transfer Speculite(R), chemiluminescent light products, chemicals sold by Omniglow or Trylon (or any affiliate of either) to any party, or any parts or components thereof, except in the Territory during the Term as specifically authorized in the relevant contract with ASC or the Joint Venture which has been approved by Trylon and Omniglow.

          C. Breach of any provisions for the protection of Omniglow or Trylon in this Agreement or in any contract pursuant or related to this Agreement (which breach, if reasonably capable of cure, is not cured within thirty (30) days after notice of such breach is given) shall give Omniglow or Trylon, as applicable, the right to terminate this Agreement or the appropriate contract, in which event all rights of ASC and/or all parties having obtained rights through ASC and/or the Joint Venture, as appropriate, shall terminate immediately and automatically on the termination date (with no further right to manufacture, sell, market, distribute or otherwise handle the products hereunder) and Omniglow shall have the exclusive right to repurchase at the price sold by Omniglow all products, goods, or chemicals sold by Omniglow to any party. Should Omniglow not exercise such right within sixty (60) days after termination, Trylon then shall have the same exclusive right of repurchase.

    11. Confidentiality.  ASC (and each of its agents, employees,
        ---------------
shareholders, representatives, officers, directors and partners) acknowledges and agrees not to use any confidential or proprietary information of Omniglow or Trylon in a manner adverse to the interests of Omniglow or Trylon, as applicable, or other than as is necessary or appropriate for the performance of its rights, duties and obligations under this Agreement. ASC and its partners, affiliates, officers, directors, shareholders, employees, agents, contractors, and representatives, jointly and severally agree that they shall keep all confidential and proprietary information supplied to them under this Agreement in the strictest confidence, and shall not disclose such information to any person other than as reasonably necessary for performance of this Agreement.
ASC acknowledges and agrees that all documents, information, know-how, and property supplied to ASC and/or the Joint Venture by Omniglow are and shall remain the property of Omniglow and must be returned immediately upon request by Omniglow. ASC acknowledges and agrees that all documents, information, know-how, and property supplied to ASC and/or the Joint Venture by Trylon are and shall remain the property of Trylon and must be returned immediately upon request by Trylon. In the event of any breach of ASC and/or the Joint Venture of this Section 11, each of Omniglow and Trylon shall be entitled to equitable relief from any court of competent jurisdiction to enforce the breached obligation, including without limitation, specific performance and preliminary injunctive relief, temporary restraining orders and Mareva orders, in addition
                                                    ------
to any monetary damages that may be determined. Every contract between ASC and/or the Joint Venture and another party pursuant to or relating to this Agreement shall include confidentiality provisions substantially the same as the
provisions of this Section 11.   The agreements in this Section 11 shall survive
any termination or expiration of this Agreement.

    12. Non-Competition.  In consideration of the rights granted by Omniglow and
        ---------------
Trylon to ASC, the Joint Venture, or other parties entering into contracts pursuant or related to this Agreement, and in recognition of the need for loyalty and cooperative efforts between all involved parties to enhance and promote the value of the patents, trademarks, know how and confidential information of Omniglow and Trylon, and to develop markets for sale of Blue-White Speculite(R) Lightsticks which will benefit all parties, neither ASC, the Joint Venture, nor any party having rights or obligations under any contract pursuant or related to the terms of this Agreement shall directly or indirectly engage in any conduct, action or activity that (i) competes or will compete during the term of this Agreement with the manufacture, distribution, marketing, sale, licensing or transfer of Blue-White Speculite(R) Lightsticks under this Agreement, or (ii) competes or will compete with the manufacture, distribution, sale, license or transfer of Omniglow's chemiluminescent light chemicals, materials or finished goods other than Blue-White Speculite(R) Lightsticks. In the event of any breach of this Section 12 by ASC, the Joint Venture or such other contracting parties, each of Omniglow and Trylon shall be entitled to equitable relief from any court of competent jurisdiction to enforce the breached obligation, including without limitation specific performance and preliminary injunctive relief, temporary restraining orders and Mareva orders,
                                                                ------
in addition to any monetary damages that may be determined. Every contract between ASC and/or the Joint Venture and another party pursuant to or relating to this Agreement shall include noncompetition provisions for the benefit of Omniglow and Trylon substantially the same as the provisions of this Section 12. The agreements in this Section 12 shall survive any termination or expiration of this Agreement.


     13.  Dispute Resolution.  Should any disputes arise between the parties
          ------------------
hereto, they agree to attempt to resolve them by good faith discussion and negotiation. Should resolution of a dispute not occur within fifteen days after a party has requested good faith discussion and negotiation, any and all controversies, claims and disputes under and relating to this Agreement, or the breach thereof, shall be resolved first through good faith mediation, and second through binding arbitration, with venue in the City and County of San Francisco, State of California, United States, under the rules and procedures of Judicial Arbitration and Mediation Services, Inc. ("JAMS"). ASC hereby specifically consents to venue as set forth above, and consents to personal jurisdiction over ASC of state and federal courts in the City and County of San Francisco. ASC agrees that such consent is a material inducement to Omniglow and Trylon to cause them to enter into this Agreement. Judgment upon the award rendered by an arbitrator may be entered in any court having jurisdiction thereof. Within ten
(10) days after initiation of mediation, the parties shall select a single neutral mediator from the JAMS list of available mediators. If the parties fail to select a mediator within such period, then a mediator shall be selected by JAMS in accordance with its procedures. Within ten (10) days after the initiation of arbitration, the parties shall select a single neutral arbitrator from the JAMS list of available arbitrators to preside over the arbitration proceeding. If the parties fail to select an arbitrator, the arbitrator shall be selected by JAMS in accordance with its procedures. If possible, any mediator or arbitrator should have expertise with international commercial matters and distribution arrangements. Nothing in this arbitration provision shall be construed to limit the right of any party to seek preliminary injunctive relief in any court of competent jurisdiction in accordance with Sections 11 and 12 or otherwise, nor shall the filing of an action to obtain such relief constitute a waiver of the right to arbitrate the underlying dispute. The arbitrator shall have authority to order such other discovery as it deems appropriate for a full and fair hearing of the case. A determination on the merits shall be rendered in accordance with the law of the State of California to the same extent as if the dispute were pending before a superior court of that State. The award shall include an award to the prevailing party of its arbitration costs, reasonable legal fees, and costs.

    14.  Additional Agreements.  ASC and the Joint Venture agree to execute
         ---------------------
additional agreements and instruments when requested by Trylon and/or the Joint Venture for the purpose of further evidencing, clarifying or specifying the rights and obligations of the parties hereunder. Such agreements and instruments shall be executed and delivered promptly to Trylon and Omniglow.

    15.  Miscellaneous Matters.  This Agreement shall be binding on, and
         ---------------------
inure to
the benefit of, the parties hereto, their successors and assigns; provided, however, that ASC may not assign this Agreement or any right, duty or obligation hereunder without the prior written consent of both Omniglow and Trylon. Further, this Agreement shall terminate automatically upon any change in ownership, liquidation, dissolution, sale, merger, reorganization, recapitalization or business combination of ASC, unless Trylon and Omniglow are provided with definitive evidence that Handson Ho remains the shareholder of at least eighty percent (80%) of ASC (or if ASC is not the surviving corporation, of the surviving corporation). This Agreement may only be amended or modified in writing by the agreement of both parties, and this Agreement and any amendments or modifications may be signed in counterparts, with each counterpart being an original document and all counterparts together constituting an original document. This Agreement and the relationship of the parties shall be governed by, and interpreted under, the laws of the State of California, United States, without regard to choice of law or conflict of law provisions. The parties hereby disclaim any applicability of the Convention for the International Sale of Goods to this Agreement. In the event of any dispute, the prevailing party shall be entitled to recovery of its legal fees and costs and the costs of enforcement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters herein and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. Any notice permitted or refined to be given in accordance with this Agreement, shall be deemed given upon personal delivery or, upon receipt, by prepaid, registered mail, to the last address provided by a party hereto or by confirmed fax or telex.

       IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first above written.

OMNIGLOW CORPORATION                    THE TRYLON CORPORATION

By:  /s/ Fred Kaplan                    By:  /s/ M. L. Lonky
   -----------------                         ---------------
Name:  Fred Kaplan                               Name:  Martin L. Lonky
       -----------                                      ---------------
Title:  President                                Title: President
        ---------                                       ---------

Address for Notices:                             Address for Notices:
20-C Pimentel Court                              970 W. 190th Street, Suite 900
Novato, California 94949 USA            Torrance, California 90502

ASIAN SOURCING CORPORATION

By:  /s/ Handson Ho
     --------------
     Handson Ho, President

Address for Notices:
474 S. San Leandro Drive
Diamond Bar, CA 91765


[CERTAIN PORTIONS OF THIS DOCUMENT, AS INDICATED WITHIN, HAVE
BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST]


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